MEMORANDUM OF UNDERSTANDING
    NTN DEVELOPMENT LOCATION USAGE AND LICENSE AGREEMENT


BETWEEN

CINEPLEX ODEON CORPORATION, a Loews Cineplex Entertainment Corporation company, a corporation incorporated under the laws of the Province of Ontario, having its principal place of business at 1303 Yonge Street, Suite 300, Toronto, Ontario, M4T 2Y9 (hereinafter "COC")

AND

URBANALIEN,   a  limited  partnership  duly   existing   and
organized  under  the  laws  of  INSERT  having   its   main
operational  offices  at  5180  ORBITOR  ROAD,  MISSISSAUGA,
ONTARIO, L4W 5L9, T: 905 629 0455, (hereinafter "UA")

WHEREAS

A. CINEPLEX ODEON CORPORATION operates one of the premier exhibition chains in Canada with numerous locations, and has rights, within Canada, to, and offers, content in the form of, stills, merchandise and other types of feature film related marketing content,

B. URBANALIEN desires to design, and develop, install, and operate interactive web-enabled multi-media advertising and merchandising kiosks (the "UA Network") with the assistance of CINEPLEX ODEON CORPORATION, which will be located at the Eglinton Town Centre Cinema, 1901 Eglinton Avenue East, Toronto, ON; Queensway Cineplex Cinema, 1025 the Queensway, Toronto, ON and Mississauga Square One Cineplex Cinema, 100 City Centre Drive, Mississauga, ON in accordance with the terms and conditions of this Agreement; and

C.     CINEPLEX   ODEON   CORPORATION  desires   to   assist
  URBANALIEN, subject to the terms and conditions of this Agreement, in the marketing and promotion of the UA Network and Initial Deployment;

D. The parties herein agree that this Memorandum of Understanding and the terms herein shall not be legally binding on either of the parties herein, and that the intent of this memorandum is to clarify discussions between the parties.



NOW THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS:

1.0  Definitions

    The   following  capitalized  terms  have  the   meaning
described below:

    (a) "CONTENT" means forms of promotional video trailers, stills, merchandise and other types of feature film related marketing content, as it exists as of the date of this Agreement and any additions, modifications or enhancements made thereto by agreement between CINEPLEX ODEON CORPORATION and URBANALIEN;

    (b)  "URBANALIEN NETWORK"; means interactive kiosks with
    Internet access installed at various locations with  the
    purpose   of   delivering   content,   merchandise   and
    advertising.

    (c) "AUTHORISED CONTENT USAGE"; means that portion of the interactive application developed by URBANALIEN for delivery over the URBANALIEN Network that allows users to preview and select film related marketing material and other film-related content as provided with agreement with COC and use of the Content to promote the URBANALIEN Network as agreed with COC, that agreement not be unreasonably withheld.

2.0  URBANALIEN's Technical Duties and Responsibilities

    (a) URBANALIEN shall be responsible, at its sole cost and expense, for the development of the software
    ("Software") necessary to enable the use of the URBANALIEN application on the URBANALIEN Network.

    (b) URBANALIEN, beginning on the agreed date, will at its sole cost and expense install and operate four (4) kiosks which will be located in the Queensway Cineplex
    Cinema location as per this Agreement and four (4) kiosks which will be located in the Eglinton Town
    Centre Cineplex Cinema location as per this Agreement and two (2) kiosks which will be located in the Mississauga Square One Cineplex Cinema location as per this Agreement.

    (c) Maintenance and error corrections to the Software and the URBANALIEN Network during the Term shall be the responsibility of URBANALIEN and will be performed at URBANALIEN's sole cost and expense.

    (d) CINEPLEX ODEON CORPORATION shall be entitled to a direct link to its website, on the URBANALIEN application for display on the kiosks located within the Location. CINEPLEX ODEON CORPORATION shall be responsible, at its own expense, for ensuring that it owns or hold all necessary licenses to all intellectual property rights in the Content. CINEPLEX ODEON CORPORATION shall be responsible, at its own expense, for any repurposing of the CINEPLEX ODEON CORPORATION Content only required for distribution on the URBANALIEN Network.


3.0   CINEPLEX  ODEON  CORPORATION's  Technical  Duties  and
    Responsibilities

    (a) CINEPLEX ODEON CORPORATION will make available to URBANALIEN in respect of the area and certain agreed space within each site, to be clear, for the initial deployment within the Eglinton Town Centre Cineplex
    Cinema, 1901 Eglinton Avenue East, Toronto, ON and the
    Queensway Cineplex Cinema, 1025 the Queensway, Toronto,
    ON and Mississauga Square One Cineplex Cinema, 100 City
    Centre Drive, Mississauga, ON, to be used for the installation and operation of kiosks by URBANALIEN.
    CINEPLEX ODEON CORPORATION and URBANALIEN shall cooperate in good faith with each other to approve the design configuration and layout of each kiosk, with a view toward maximizing available space and telecommunications accessibility for the kiosks within each agreed space.

    (b) CINEPLEX ODEON CORPORATION will grant to URBANALIEN exclusivity in respect of the installation and operation of interactive web-enabled multimedia terminals in the agreed cinema locations during the test period - to be certain, May 3 2002 to August 29
    2002..

    (c) To ensure that their association is as effective as possible, URBANALIEN and CINEPLEX ODEON CORPORATION shall communicate regularly, on a mutually agreed to schedule, to discuss film release schedules, promotional events, merchandising initiatives and other similar issues. Canada.

    (d) To ensure that their association is as effective as possible, URBANALIEN and CINEPLEX ODEON CORPORATION shall communicate regularly, on a mutually agreed schedule to discuss data and information, including traffic information, generated by any kiosks located within the Locations. All such data and information shall constitute confidential information and shall be treated as such by URBANALIEN and CINEPLEX ODEON CORPORATION. This kiosk usage data will remain the property of URBANALIEN.

4.0  Terms

    The term will commence with a sixty (60) day initial deployment period, with a thirty (30) day review, beginning on May 3 2002, the Effective Date, URBANALIEN will, at its sole cost and expense, design, create, install and operate ten (10) Kiosks which will be located in the lobbies of the movie theatre at the agreed Cineplex Odeon Eglinton Town Centre, Queensway and Mississauga Square One cinema locations. Each Kiosk will be fully installed and operational within thirty
    (30) calendar days following the Effective Date. Upon a satisfactory test and Urbanalien meeting criteria outlined by Cineplex Odeon theaters both URBANALIEN and CINEPLEX ODEON ENTERTAINMENT will make efforts to enter a joint venture agreement on mutually agreed terms, which shall include deployment of the URBANALIEN
    Network into all Cineplex Odeon Entertainment locations.

5.0  Fees

    No fee shall be payable either by URBANALIEN or by CINEPLEX ODEON ENTERTAINMENT for the authorized use of the agreed space or for Content as part of this agreement,

6.0  Effective Date

    The   Term   of   this  Agreement  shall   commence   on
     May 3, 2002.


7.0  Termination clause


    (a) In the event of the bankruptcy or the appointment of a receiver over the affairs of a party, the winding-up of a party or the taking of steps to dissolve or liquidate a party, or any similar or like event, the other party shall be permitted to terminate this Agreement upon notice to such party, effective as of the date such notice is delivered.

    (b) In addition to the foregoing, URBANALIEN and CINEPLEX ODEON CORPORATION shall each also have the right to terminate this Agreement upon thirty- (30) days prior written notice in the event

8.0  Reciprocal Indemnity

    Each of CINEPLEX ODEON CORPORATION and URBANALIEN agree
    to indemnify and hold the other harmless from and
    against any and all claims, damages, liabilities,
    expenses and costs (including reasonable solicitors'
    fees and related costs in connection with settlement or
    defense thereof) arising out of the breach by the other
    of any representation, warranty or obligation made
    hereunder. The party entitled to indemnification
    hereunder shall notify the other party hereto in
    writing of the claim of action of which such
    indemnification applies.   The party so notified shall
    undertake the defense of any such claim or action and permit the indemnified party to participate therein at its own expense. The settlement of any such claim or action by the indemnifying party shall not release it from its obligations hereunder with respect to such claim or action so settled.


9.0  Notices

    Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by electronic means of communication addressed to:

    For CINEPLEX ODEON CORPORATION

    1303 Yonge Street
    Suite 300
    Toronto, Ontario
    M4T 2Y9

     Contact Name  Paul Bolte
     Phone Number  416 323 6614
    e-mail Address pbolte@cineplex.com


    For URBANALIEN

    URBANALIEN
    5180 Orbitor Road
    L4W 5L9
    Attention:   V.P  Strategic  Relations  and/or   General
     Counsel
    Phone: 905 629 0713
    Facsimile: 905 629 9845


9.4    Complete Agreement

   This Agreement sets forth the entire, final and complete understanding between the parties hereto relevant to the subject matter of this Agreement, and it supersedes and replaces all previous understandings or agreements, written, oral or implied, relevant to the subject matter of this Agreement, made or existing, before the date of this Agreement. Except as expressly provided by this Agreement, no modification of any of the terms or conditions of this Agreement shall be effective unless in writing and signed by both parties.

9.5Confidentiality

   The terms and conditions of this Agreement, other than the existence and duration, shall be kept confidential by the parties hereto and shall not be disclosed by either party to any third party except as may be required by any court order or governmental agency, and except to a party's accountants, auditors, and legal counsel. Neither party shall furnish to any third party, firm nor corporation any information as to the methods employed in the business of the other party hereto.

   In witness whereof, the parties have initialed and signed this Agreement (and its Appendices) on the date and in the place set out below and each of the parties acknowledges receiving an original hereof.



Place and date                 Place and date

______________________________ _____________________________


URBANALIEN                     CINEPLEX ODEON CORPORATION


By:                            By:__________________________
______________________________

Name: Richard Griffiths        Name: Paul Bolte
Title:   President             Title:   National Sales
                               Director